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                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of January 3, 2000, by and between

DigitalConvergence. com Inc., a corporation incorporated under the laws of the state of Delaware, with its principal place of business at 9101 N. Central

Expressway, 6th Floor, Dallas, Texas, 75231 (the "Company"), and DONALD E.

WELSH residing at the address set forth at the end of this Agreement (the

"Employee").

                              W I T N E S S E T H:
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         WHEREAS, the Company and the Employee desire to set forth the terms and conditions of the Employee's employment by the Company;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       TERM OF EMPLOYMENT. The Employee's employment under this

Agreement shall be for a term commencing on January 3, 2000 and terminating on

December 31, 2002, subject to earlier termination as provided in Section 5 hereof (the "Term of Employment"). Each year of the Term of Employment is referred to herein as a "Contract Year."

         2.       EMPLOYMENT.

                  2.1 During the Term of Employment, the Company shall employ the Employee as its Director/Magazine Sales, and the Employee shall serve in such position, perform such services and have such authority, functions,

duties, powers and responsibilities as ordinarily are associated with such title and as shall be designated by the President/Media Group of the Company or others to whom the Employee reports from time to time. The Employee shall faithfully and diligently serve the Company and, other than as set forth hereinafter in this Section 2.1, shall devote all of his business time,

attention, skill and efforts thereto; provided, that the Employee may manage his passive investments and be involved in charitable interests so long as they do not interfere or conflict with the performance of the Employee's duties hereunder. The Company and the Employee acknowledge that the Employee has executed a one-year

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Employment Agreement with Newsweek Budget Travel, Inc. dated December 20, 1999

(the "Newsweek Agreement") which agreement requires by its terms that Employee dedicate up to fifty percent (50%) of his professional time to the business and affairs of Newsweek Budget Travel, Inc. and its affiliates during the year

2000. The Company acknowledges that the Employee may fulfill his obligations under the Newsweek Agreement.

         3.       COMPENSATION AND OTHER REMUNERATION.

                  3.1 BASE SALARY. The Company shall pay to the Employee

during the first Contract Year of this Agreement base salary at the annual rate of Seventy-Five Thousand Dollars ($75,000) and thereafter, during the remainder of the Term of Employment, base salary at the annual rate of Two

Hundred Thousand Dollars ($200,000); provided that Employee's base salary may be increased at such time as the Board of Directors of the Company deems appropriate. Base salary will be paid in accordance with the customary payroll practices of the Company and shall be subject to required payroll deductions and withholdings.

                  3.2 BONUS. The Employee shall be eligible to receive a bonus in respect of each Contract Year in such amount, if any, as may be determined by the Company's Board of Directors.

                  3.3 VACATION. The Employee shall be entitled to a reasonable number of days of vacation during each Contract Year (not to exceed fifteen

(15) days in the aggregate), scheduled in advance with the Company to avoid excessive disruption of the Company's operations.

                  3.4 STOCK OPTIONS.

                      3.4.1    Pursuant to one or more stock option

agreements (hereinafter referred to as the "Stock Option Agreement") dated the date hereof, the Company has granted to Employee stock options, under and pursuant to the Company's 1999 Stock Option Plan, to purchase one hundred twenty-five thousand (125,000) shares of the Company's common stock, $.01 par value

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("Common Stock"), at the price of Five Dollars ($5.00) per share. The Company and the Employee recognize and acknowledge that the Company executed a split of its Common Stock on the effective date hereof and that the shares of Common

Stock subject to the Stock Option Agreement are on a post-split basis.

One-third (33.33%) of these options will vest on each of the last day of the first, second and third Contract Year, provided Employee is employed with the

Company on each such date, subject to and except as otherwise provided in

Section 5.5 hereof. The Stock Option Agreement will provide the following:

         (a) the maximum number of options which may be issued in the form of incentive stock options pursuant to Section 422 of the Internal Revenue Code will be so issued, with the balance of the options granted pursuant to Section

3.4.1. to be issued as non-qualified options;

         (b) all vested options will be exercisable for a period of ten (10)

years from the date of grant, regardless of whether this Agreement has terminated. This provision shall apply to any options granted in the form of incentive stock options notwithstanding that they will not be treated for

Federal income tax purposes as incentive stock options unless they are exercised within the time limits provided by the Internal Revenue Code;

         (c) notwithstanding any provision of the Company's 1999 Stock Option

Plan to the contrary, Employee shall not forfeit any rights to any vested options for any reason unless this Agreement is terminated by the Company for

"Cause", as defined in Section 5.1 of this Agreement.

         4.       BENEFITS: REIMBURSEMENT OF BUSINESS EXPENSES.

                  4.1 BENEFITS. From and after the expiration of the first

Contract Year of this Agreement, the Employee shall participate in all benefit plans of the Company generally available to its employees of the Company,

whether now existing or hereafter established (collectively, the "Benefit

Plans").

                  4.2 REIMBURSEMENT OF BUSINESS EXPENSES. Business expenses

incurred by the Employee in accordance with the Company's policies will be reimbursed upon the presentation

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of receipts. Business-related air travel shall be such class as is determined by Employee in his reasonable discretion.

         5.       TERMINATION.

                  5.1 TERMINATION FOR CAUSE.

                      5.1.1    The Company may terminate this Agreement

and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 5.1, for "Cause." "Cause" shall mean that the

Employee (i) is convicted of a felony, or any misdemeanor involving fraud or theft, (ii) engages in dishonest behavior which materially adversely affects the Company, (iii) commits a willful and intentional act having the effect of materially injuring the reputation or business of the Company, including,

without limitation, habitual use of illegal drugs or alcohol or (iv)

materially breaches this Agreement and, after having been given written notice thereof by the Company, fails to correct such breach within ten (10) days after receipt of such notice.

                      5.1.2    In the event of termination by the Company

for Cause, the Company shall have no further obligations to the Employee other than to pay (i) base salary accrued through the effective date of termination;

and (ii) all other benefits and amounts which may be then due the Employee under the general provisions then in effect of any Benefit Plan ((i) and (ii)

collectively, the "Termination Entitlements").

                  5.2 TERMINATION DUE TO DEATH. This Agreement shall terminate upon the Employee's death, and in such event the Company shall have no further obligations hereunder, other than to pay to the Employee's estate the

Termination Entitlements.

                  5.3 TERMINATION DUE TO DISABILITY. During the Term of

Employment, the Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable to perform the material functions of his position for periods aggregating ninety (90) days in any twelve (12)

month period, the Company shall be entitled to terminate this Agreement upon written notice to the Employee given at any time thereafter during which the

Employee is

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still so disabled. Upon such termination, the Terms of Employment shall end,

and the Company shall have no further obligations hereunder other than to pay to the Employee the Termination Entitlements.

                  5.4 TERMINATION FOR GOOD REASON. "Good Reason" shall mean

any of the following: (i) a material breach by the Company of this Agreement,

(ii) a material diminution of Employee's authority, duties or responsibilities with the Company or (iii) the assignment to Employee of duties materially inconsistent with Employee's position with the Company, unless otherwise approved by the Employee. If there exists an event or condition that constitutes Good Reason, and such event or condition is not cured within ten

(10) days following Employee's giving the Company notice thereof, Employee at any time thereafter shall have the right to terminate this Agreement by giving the Company written notice of such termination, and upon his doing so, the provisions of Section 5.5 shall apply.

                  5.5 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The

Company may terminate this Agreement without Cause (as defined in Section 5.1 hereof) upon giving written notice thereof to the Employee. If the Company terminates this Agreement without Cause, or if the Employee terminates this

Agreement for Good Reason (as defined in Section 5.4 hereof), in addition to the Termination Entitlements: (i) the Employee shall be entitled to receive six months of his monthly base salary then in effect payable on ordinary payroll dates over the ensuing six months following termination; and (ii) for the purposes of determining the date upon which options shall vest pursuant to

Section 3.4.1 of this Agreement, the Employee shall be deemed to have been employed continuously by the Company until the date which is six months after the effective date of the termination of the Agreement pursuant to this

Section 5.5.

         6.       PROTECTION OF CONFIDENTIAL INFORMATION. The Employee

acknowledges that employment by the Company will bring the Employee into close contact with the confidential affairs of the Company and its affiliates. In recognition of the foregoing, the Employee covenants and agrees that the

Employee will keep secret all confidential matters of the Company

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and its affiliates, including, without limitation, the terms and provisions of this Agreement, and will not use for his own benefit or intentionally disclose such matters to anyone outside of the Company, either during or after the Term of Employment, except with the Company's consent, provided that (i) the

Employee shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Employee's breach of his obligations hereunder; (ii) the Employee may disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process; and (iii) the Employee may disclose the terms of this

Agreement to his attorney(s), accountant(s) and/or financial advisor(s).

         7.       OWNERSHIP OF WORK PRODUCT. The Employee acknowledges that in the course of employment hereunder, he may conceive of, discover, or create inventions or new contributions relating to the subject matter of his employment (all of the foregoing being collectively referred to herein as

"Work Product"). The Employee acknowledges that, unless the Company otherwise agrees, all of such Work Product shall be owned by and belong exclusively to the Company. The Employee shall further, unless the Company otherwise agrees in writing, (i) promptly disclose any such Work Product to the Company; (ii)

assign to the Company, upon request, the entire rights to such Work Product to the extent not otherwise owned at law by the Company; and (iii) sign all papers reasonably necessary to carry out the foregoing.

         8.       REPRESENTATIONS. Both Employee and Company represent and

warrant that each is not a party to any agreements or understandings which would prevent the fulfillment by such party of the terms of this Agreement or which would be violated by entering into this Agreement and performing such party's obligations hereunder other than the Newsweek Agreement.

         9.       NOTICES. All notices, requests, consents and other

communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by overnight courier or three days after being mailed first-class, postage prepaid, by registered or certified mail, to the address of the recipient given herein (or such other address of which notice is given or, in the case of notice to the Employee, to the most recent

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address set forth on the records of the Company).

         10.      INDEMNIFICATION. The Company shall indemnify Employee

against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred in connection with any action or proceeding, whether civil, criminal, judicial, legislative,

administrative or investigative, or in connection with an appeal therein, by reason of the fact that Employee is or was a director, officer, employee,

representative or agent of the Company; provided, however, that no such indemnification shall be made to Employee if an adverse judgment or other final adjudication establishes that the acts of Employee were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated. Without limiting the foregoing, Employee shall also be entitled to indemnification by the

Company against any liability or damage, including attorney's fees and liabilities under federal and state securities laws, arising from any act or omission by Employee provided such act or omission was reasonably believed to be within the scope of Employee's authority or was taken upon advice of the accountants or legal counsel for the Company. The indemnification of Employee provided by this Section 10 shall continue after Employee has ceased to be a director, officer, employee, representative or agent of the Company and shall inure to the benefit of Employee's heirs, executors, administrators and legal representatives.


         11.      GENERAL.

                  11.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of the State of Texas applicable to agreements made and to be wholly performed therein.


                  11.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.3 ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. The parties expressly

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acknowledge, represent and agree that this Agreement is fully integrated and contains and constitutes the complete and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all agreements, understandings and discussions, whether written or oral,

between the parties with respect to the subject matters hereof, other than the

Proprietary Rights and Information Agreement and the Stock Option Agreement

being entered into simultaneously herewith. The parties further acknowledge,

represent, and agree that neither has made any representations, promises or statements to induce the other party to enter into this Agreement, and each party specifically disclaims reliance, and represents that there has been no reliance, on any such representations, promises or statements.

                  11.4 ASSIGNABILITY. This Agreement and the parties' rights and obligations hereunder may not be assigned by Employee or the Company without the other's prior written consent.

                  11.5 AMENDMENTS; WAIVERS. This Agreement may be amended,

modified, superseded, canceled, renewed or extended, and the terms and covenants hereof may be waived, only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  11.6 CONSTRUCTION. No presumption will be made or inference drawn because the attorneys for one of the parties drafted this Agreement or because of its drafting history.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this

Agreement as of the date first above written.


                                   DigitalConvergence.com Inc.

                                               By:  /s/ Michael Garin
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                                               Its: President & COO
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                                   DONALD E. WELSH

                                          Signature: /s/ Donald E. Welsh
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                                          Address:   501 East 79th Street
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                                                New York, New York  10021
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                                                           (212) 988-8921
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